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                                                                    EXHIBIT 23.1





               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) of PMR Corporation for the registration of 112,924 shares of its common stock and to the incorporation by reference therein of our report dated June 13, 1997, with respect to the consolidated financial statements and schedule of PMR Corporation included in its Annual Report (Form 10-K) for the year ended April 30, 1997, filed with the Securities and Exchange Commission.




                                       ERNST & YOUNG LLP



San Diego, California
August 25, 1997